                                                                 Exhibit (h)(15)

                     AMENDMENT NO. 2 TO THE CREDIT AGREEMENT


         AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this "Amendment"), dated as of March 27, 2001, among THE GALAXY FUND, THE GALAXY VIP FUND, and GALAXY FUND II (each a "Fund" and, collectively, the "Funds") on behalf of the separate mutual fund portfolios listed, under the name of the Fund of which such portfolio is a portfolio, on Schedule I to the hereinafter defined Credit Agreement (each such portfolio a "Borrower" and, collectively, the "Borrowers"), the bank party to the Credit Agreement on the date hereof and immediately before giving effect to this Amendment (the "Existing Bank"), DEUTSCHE BANK ALEX. BROWN INC. (formerly known as Deutsche Bank Securities Inc.), as Arranger and Syndication Agent (before giving effect to this Amendment) and as Arranger and Documentation Agent (after giving effect to this Amendment), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent (together with the Arranger and Syndication Agent (before giving effect to this Amendment), the "Existing Agents"), DANSKE BANK A\S, as Syndication Agent (after giving effect to this Amendment), and DANSKE BANK A\S (the "New Bank"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Funds on behalf of the respective Borrowers, the Existing Bank and the Existing Agents are parties to a Credit Agreement, dated as of December 29, 1999, as amended by Amendment No. 1, dated as of December 27, 2000 (as amended, the "Credit Agreement"); and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

         NOW, THEREFORE, it is agreed:

         1. Pursuant to Section 12.04(b) of the Credit Agreement, the Existing Bank hereby sells and assigns to the New Bank without recourse and without representation or warranty (other than as expressly provided herein), and the New Bank hereby purchases and assumes from the Existing Bank, that interest in and to all of the Existing Bank's rights and obligations under the Credit Agreement in respect of Revolving Loans as of the date hereof that represents the percentage interest set forth opposite the New Bank's name on Exhibit A attached hereto (for such New Bank, its "Pro Rata Share") of all of the Existing Bank's outstanding rights and obligations under the Credit Agreement in respect of Revolving Loans, including, without limitation, all rights and obligations with respect to the Pro Rata Share of the Total Commitment and of the outstanding Revolving Loans. After giving effect to this Amendment, each Bank's Commitment will be as set forth on Exhibit B attached hereto.

         2. On the Second Amendment Effective Date (as hereinafter defined), the cover page of the Credit Agreement shall be amended (a) by deleting the text "Syndicaton

Agent" and inserting in lieu thereof the text "Documentation Agent" and (b) by inserting the text "DANSKE BANK A\S as Syndication Agent" immediately before the text "AND DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent".

         3. On the Second Amendment Effective Date, the first paragraph of the Credit Agreement shall be amended (a) by deleting the text "Syndication Agent" and inserting in lieu thereof the text "Documentation Agent" and (b) by inserting the text ", Danske Bank A\S, as Syndication Agent," immediately before the text "and Deutsche Bank AG, New York Branch, as Administrative Agent".

         4. On the Second Amendment Effective Date, Section 10.01 of the Credit Agreement shall be amended by deleting the definition of "Agents" in its entirety and inserting in lieu thereof the following definition:

         " "Agents" shall mean, collectively, the Administrative Agent, the Arranger, the Documentation Agent and the Syndication Agent.".

         5. On the Second Amendment Effective Date, Section 10.01 of the Credit Agreement shall be amended by inserting the following definition:

         " "Documentation Agent" shall mean Deutsche Bank Alex. Brown Inc., in its capacity as Documentation Agent.".

         6. On the Second Amendment Effective Date, the definition of "Expiry Date" in Section 10.01 of the Credit Agreement shall be amended by deleting the text "March 27, 2001," and inserting in lieu thereof the text "March 26, 2002,".

         7. On the Second Amendment Effective Date, the definition of "Syndication Agent" in Section 10.01 of the Credit Agreement shall be amended by deleting the text "Deutsche Bank Securities Inc." and inserting in lieu thereof the text "Danske Bank A\S".

         8. On the Second Amendment Effective Date, the Credit Agreement shall be amended by deleting Schedule II thereto in its entirety and replacing it with Exhibit B attached hereto.

         9. On the Second Amendment Effective Date, the Credit Agreement shall be amended by deleting Schedule III thereto in its entirety and replacing it with Exhibit C attached hereto.

         10. The Existing Bank (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests, (b) makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any obligation under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

         11. The New Bank (a) represents and warrants that it is duly authorized to enter into and perform the terms of this Amendment, (b) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (c) agrees that it will, independently and without reliance upon any Agent or Existing Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (d) appoints and authorizes the Agents (as defined after giving effect to this Amendment) to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to such Agents by the terms thereof, together with such powers as are reasonably incidental thereto, (e) represents and warrants that it is an Eligible Transferee under Section 12.04(b) of the Credit Agreement, (f) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank, (g) agrees that its review of all non-public information made available to it is subject to the confidentiality provisions contained in Section 12.15 of the Credit Agreement and (h) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the New Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the New Bank under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such withholding at a rate reduced by an applicable tax treaty.

         12. In accordance with Section 12.04(b) of the Credit Agreement, on and as of the Second Amendment Effective Date and the delivery by the New Bank of the amount (if any) required to be delivered pursuant to clause (b) of Section 19 of this Amendment, (a) the New Bank shall be a party to the Credit Agreement and, to the extent provided in this Amendment, have the rights and obligations of a Bank thereunder and under the other Credit Documents, (b) the Existing Bank shall, to the extent provided in this Amendment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents and (c) the Administrative Agent shall record any transfers contemplated hereby in its records.

         13. Each of the Existing Bank, the New Bank and the Agents (as defined after giving effect to this Amendment) hereby agree that, on and as of the Second Amendment Effective Date and the delivery by the New Bank of the amount (if any) required to be delivered pursuant to clause (b) of Section 19 of this Agreement, the New Bank shall be entitled to (a) all interest on its Pro Rata Share of the Revolving Loans at the rates specified in Section 1.08 of the Credit Agreement and (b) all Commitment Fees (if applicable) on its Pro Rata Share of the Total Commitment at the rate specified in Section 2.01(a) of the Credit Agreement, that, in each case, accrue on and after the Second Amendment Effective Date and the delivery by the New Bank of the amount (if any) required to be delivered pursuant to clause (b) of Section 19 of this

Amendment, such interest and, if applicable, Commitment Fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrowers, directly to the New Bank. It is further agreed that all payments of principal made by the Borrowers on the New Bank's Pro Rata Share of the Revolving Loans that occur on and after the Second Amendment Effective Date and the delivery by the New Bank of the amount (if any) required to be delivered pursuant to clause (b) of
Section 19 of this Amendment will be paid directly by the Administrative Agent to the New Bank.

         14. In order to induce the Existing Bank, the Agents (as defined after giving effect to this Amendment) and the New Bank to enter into this Amendment, each of the Borrowers hereby represents and warrants that (a) no Default or Event of Default exists or will exist as of the date hereof and after giving effect to this Amendment and (b) as of the date hereof, after giving effect to this Amendment, all representations, warranties and agreements of the Borrowers contained in the Credit Agreement will be true and correct in all material respects.

         15. Each Borrower agrees to deliver to the New Bank, promptly following the Second Amendment Effective Date, a Form U-1 certificate in the form of Exhibit E to the Credit Agreement, which certificate shall be dated the date hereof.

         16. This Amendment is limited precisely as written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Credit Agreement, any other Credit Document or any of the instruments or agreements referred to therein, or prejudice any right or rights that the Existing Bank, the Agents (as defined after giving effect to this Amendment), the New Bank or any of them may now have or may have in the future under or in connection with the Credit Agreement, any other Credit Document or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of the Credit Agreement shall continue in full force and effect. On and after the Second Amendment Effective Date, whenever the Credit Agreement is referred to in the Credit Agreement, any other Credit Document or any of the instruments, agreements or other documents executed and delivered in connection therewith, it shall be deemed to be a reference to the Credit Agreement as amended hereby.

         17. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Agents (as defined after giving effect to this Amendment).

         18. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

         19. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when (a) the Borrowers, the Agents (as defined after giving effect to this Amendment), the Existing Bank and the New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent and (b) the New Bank shall have delivered to the Administrative Agent, for the account of the Existing Bank, an amount (if any) equal to such New Bank's Pro Rata Share of the Revolving Loans being assigned to such New Bank.

                                     * * * *

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered on its behalf of as of the date first above written.


                                 THE GALAXY FUND, on behalf of the
                                    Borrowers listed on Schedule I-A
                                    to the Credit Agreement


                                 By   /s/ William Greilich
                                   ------------------------------------------
                                    Name:  William Greilich
                                    Title: Vice President


                                 THE GALAXY VIP FUND, on behalf of
                                    the Borrowers listed on Schedule I-B
                                    to the Credit Agreement


                                 By   /s/ William Greilich
                                   ------------------------------------------
                                    Name:  William Greilich
                                    Title: Vice President


                                 GALAXY FUND II, on behalf of the
                                    Borrowers listed on Schedule I-C
                                    to the Credit Agreement


                                 By   /s/ William Greilich
                                   ------------------------------------------
                                    Name:  William Greilich
                                    Title: Vice President

                                 DEUTSCHE BANK AG, NEW YORK
                                    BRANCH, as Administrative Agent


                                 By   /s/ Alan Krouk
                                   ------------------------------------------
                                    Name:  Alan Krouk
                                    Title: Vice President


                                 By   /s/ Elizabeth Zieglmeier
                                   ------------------------------------------
                                    Name:  Elzabeth Zieglmeier
                                    Title: Managing Director


                                 DEUTSCHE BANK ALEX. BROWN INC.
                                    as Arranger and Documentation Agent


                                 By   /s/ Alan Krouk
                                   ------------------------------------------
                                    Name:  Alan Krouk
                                    Title: Vice President


                                 By   /s/ Elizabeth Zieglmeier
                                   ------------------------------------------
                                    Name:  Elizabeth Zieglmeier
                                    Title: Managing Director


                                 DEUTSCHE BANK AG, NEW YORK
                                    BRANCH


                                 By   /s/ Alan Krouk
                                   ------------------------------------------
                                    Name:  Alan Krouk
                                    Title: Vice President


                                 By   /s/ Elizabeth Zieglmeier
                                   ------------------------------------------
                                    Name:  Elizabeth Zieglmeier
                                    Title: Managing Director

                                 DANSKE BANK A\S
                                    as Syndication Agent


                                 By   /s/ George Neofitidis
                                   ------------------------------------------
                                    Name:  George Neofitidis
                                    Title: Assistant Vice President


                                 DANSKE BANK A\S


                                 By   /s/ John A. O'Neill
                                   ------------------------------------------
                                    Name:  John A. O'Neill
                                    Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------
                              RELEVANT PERCENTAGES
                              --------------------


        BANK                                              COMMITMENT PERCENTAGE
        ----                                              ---------------------
DEUTSCHE BANK AG,                                                66 2/3%
     NEW YORK BRANCH

DANSKE BANK A\S                                                  33 1/3%

                                                                       EXHIBIT B
                                                                       ---------

                                                                     SCHEDULE II
                                                                     -----------


                                   COMMITMENTS
                                   -----------


              BANK                                                COMMITMENT
              ----                                                ----------
Deutsche Bank AG, New York Branch                                $100,000,000


Danske Bank A\S                                                    50,000,000
                                                                   ----------

TOTAL                                                            $150,000,000
                                                                 ============

                                                                       EXHIBIT C
                                                                       ---------

                                                                    SCHEDULE III
                                                                    ------------


                                 BANK ADDRESSES
                                 --------------


Deutsche Bank AG,                            31 West 52nd Street
    New York Branch                          New York, NY  10019
                                             Telephone No.:  (212) 474-7436
                                             Telecopier No.: (212) 474-8346
                                             Attention:  Mr. Alan Krouk

Danske Bank A\S                              280 Park Avenue, 4th Floor
                                             New York, NY  10017
                                             Telephone No.:  (212) 984-8439
                                             Telecopier No.: (212) 370-1682
                                             Attention:  Mr. George Neofitidis


                                       C-1